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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                 (IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)


                                                                                    Year Ended June 30,
                                                   ------------------------------------------------------------------------------
                                                                       1997                                   1996
                                                   ------------------------------------------------------------------------------
                                                        Shares         Amount       EPS          Shares       Amount       EPS
                                                   ------------------------------------------------------------------------------
 Income before extraordinary charge                                   $   7,104                              $   2,517
 Less: Increase in warrants' value                                            -                                      -
       Preferred stock dividends                                              -                                  1,350
                                                                      ---------                              ---------
 Income before extraordinary charge
    attributable to common shareholders                               $   7,104                              $   1,167
                                                                      =========                              =========

 Net income                                                           $   7,104                              $   2,382
 Less: Increase in warrants' value                                            -                                  1,350
       Preferred stock dividends                                              -                                      -
                                                                     ----------                              ---------
 Net income attributable to common
    shareholders                                                     $    7,104                              $   1,032
                                                                     ==========                              =========

 Sharebase:
    Shares outstanding or deemed outstanding at
       beginning of period                              10,844                                      7,282
    Weighted average shares issued pursuant to
       public offering                                   2,327                                      1,601
    Weighted average shares issued upon
       warrant conversion                                    -                                        296
    Weighted average shares issued in acquisition           41                                          -
    Weighted average shares issued for exercise of
       stock options                                        22                                          -
    Weighted average common share equivalents              289                                        272
    Weighted average shares issued during the period         -                                         20
    Weighted average shares issuable                        35                                          8
                                                     ---------                                 ----------

                                                        13,558                                      9,479
                                                     =========                                 ==========

 Earnings (loss) per share:
    Income before extraordinary charge                                              $   0.52                              $   0.12
    Extraordinary charge                                                            $      -                              $  (0.01)
                                                                                   =========                             =========
 NET EARNINGS PER SHARE                                                             $   0.52                              $   0.11
                                                                                   =========                             =========
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                                                                          Year Ended June 30,
                                                          ------------------------------------------------
                                                                              1995
                                                          ------------------------------------------------
                                                              Shares            Amount           EPS
                                                          ------------------------------------------------
 Income before extraordinary charge                                           $   3,142
 Less: Increase in warrants' value                                                   58
       Preferred stock dividends                                                  2,302
                                                                             ----------
 Income before extraordinary charge
    attributable to common shareholders                                      $      782
                                                                             ==========

 Net income                                                                  $    2,889
 Less: Increase in warrants' value                                                2,302
       Preferred stock dividends                                                     58
                                                                             ----------
 Net income attributable to common
    shareholders                                                             $      529
                                                                             ==========

 Sharebase:
    Shares outstanding or deemed outstanding at
       beginning of period                                     7,282
    Weighted average shares issued pursuant to
       public offering                                             -
    Weighted average shares issued upon
       warrant conversion                                          -
    Weighted average shares issued in acquisition                  -
    Weighted average shares issued for exercise of
       stock options                                               -
    Weighted average common share equivalents                    536
    Weighted average shares issued during the period               -
    Weighted average shares issuable                               -
                                                          ----------

                                                               7,818
                                                          ==========

 Earnings (loss) per share:
    Income before extraordinary charge                                                          $    0.10
    Extraordinary charge                                                                        $   (0.03)
                                                                                               ==========
 NET EARNINGS PER SHARE                                                                         $    0.07
                                                                                               ==========
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